Exhibit 99

                                  PRESS RELEASE

GREENVILLE, S.C., May 3, 2007 - GrandSouth Bancorporation (OTCBB:GRRB), the bank holding company for GrandSouth Bank, today announced that net income for the quarter ended March 31, 2007 was $698,175, or $.19 per diluted share compared to net income of $920,439, or $.26 per diluted share for the first quarter of 2006.

Loans, net of reserves, grew to $241 million at March 31, 2007 compared to loans at December 31, 2006 of $224 million. Total assets at March 31, 2007 equaled $316 million compared to $300 million at December 31, 2006. Deposits totaled $284 million at quarter end versus $269 million at December 31, 2005.

Net income during the first quarter was negatively impacted by a decline in net interest margin as earning asset yields were virtually unchanged while funding costs increased by approximately 100 basis points. Net interest margin at March 31, 2007 equaled 4.33% compared to 5.32% at March 31, 2006. The annualized return on average equity for the quarter ended March 31, 2007 was 14% and the return on average assets for the period equaled .92%.

"The company's performance during the first quarter was negatively impacted by a compressed net interest margin as competition among area financial institutions for deposits continues to be very strong" stated Mason Y. Garrett, Chairman of GrandSouth. "We are optimistic about our performance and believe GrandSouth will continue to perform well versus our peer institutions with above average net interest margin and return on shareholders equity."

GrandSouth Bancorporation is a public company trading in the over-the-counter market under the symbol GRRB.OB with three offices located at 381 Halton Road, Greenville, S.C. and 325 South Main Street, Fountain Inn, S.C. and 1601 North Fant Street, Anderson, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

Dear Shareholder:

We are pleased to report to you the results of operations for the first quarter of 2007. For the three months ending March 31, 2007, GrandSouth reported net income of $698,175 or $.19 per diluted share. This compares with $920,439 or $.26 per diluted share for the same period of 2006. On an annualized basis, the return on average shareholder equity amounted to 14% and the return on average assets equaled .92%. Loans, net of reserves for loan losses, increased by $16 million to $241 million, or an annualized growth rate of 29%. Total assets grew by $16 million to $316 million, or 21% annualized and total deposits grew by $15 million to $284 million, or 22% annualized.

Our financial performance was negatively impacted during the quarter by a shrinking net interest margin that resulted from higher cost of funds and flat earning asset yields. Net interest margin at March 31, 2007 equaled 4.33% compared to 5.32% at March 31, 2006. Competition for deposits remains strong in the markets we serve which will continue to put pressure on margins for the remainder of the year. However, we are very pleased with our growth rate and we believe our performance will stack up well versus peer banking companies.

We appreciate your continued support and look forward to reporting our results to you in the succeeding periods of 2007.







Mason Y. Garrett, Chairman




Ronald K. Earnest, President

GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

                                                  At March 31,   At December 31,
                                                      2007          2006 *
                                                   (Unaudited)     (Audited)
                                                   -----------     ---------
ASSETS
Cash and cash equivalents .....................      $ 14,984      $ 19,804
Investment securities .........................        46,540        42,150
Loans, net ....................................       240,822       224,338
Other assets ..................................        13,796        14,018
                                                     --------      --------

Total Assets ..................................      $316,142      $300,310
                                                     ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ..................      $ 16,625      $ 15,215
Interest bearing deposits .....................       267,099       253,708
                                                     --------      --------
             Total deposits ...................       283,724       268,923

Borrowings ....................................         8,247         8,247
Other liabilities .............................         3,997         3,670
                                                     --------      --------
             Total liabilities ................       295,968       280,840

Shareholders' equity ..........................        20,174        19,470
                                                     --------      --------

Total liabilities and shareholders' equity ....      $316,142      $300,310
                                                     ========      ========


GRANDSOUTH BANCORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

(Unaudited)                                                                                                  Three Months
                                                                                                            Ended March 31,
                                                                                                      2007                   2006
                                                                                                      ----                   ----

Total interest income ................................................................             $    6,343             $    5,162

Total Interest expense ...............................................................                  3,218                  2,047
                                                                                                   ----------             ----------
             Net interest income .....................................................                  3,125                  3,115

Provision for possible loan losses ...................................................                    255                    220
                                                                                                   ----------             ----------

             Net interest income after provision for possible
                  loan losses ........................................................                  2,870                  2,895

Total noninterest income .............................................................                    154                    135

Total noninterest expense ............................................................                  1,935                  1,673
                                                                                                   ----------             ----------

             Income before taxes .....................................................                  1,089                  1,357

Income tax expense ...................................................................                    391                    437
                                                                                                   ----------             ----------

             Net Income ..............................................................             $      698             $      920
                                                                                                   ==========             ==========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING .......................................................              3,373,845              3,371,892
                                                                                                   ==========             ==========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED ..............................................              3,704,089              3,609,346
                                                                                                   ==========             ==========

NET INCOME PER COMMON SHARE, BASIC ...................................................             $     0.21             $     0.27
                                                                                                   ==========             ==========

NET INCOME PER COMMON SHARE, DILUTED .................................................             $     0.19             $     0.26
                                                                                                   ==========             ==========

* The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.